Exhibit 21
ALMOST FAMILY, INC. AND SUBSIDIARIES LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2010
NAME OF ENTITY	STATE OF INCORPORATION OR ORGANIZATION
I. Almost Family, Inc.	Delaware
Adult Day Care of America, Inc.	Delaware
Adult Day Care of Louisville, Inc.	Kentucky
Adult Day Care of Maryland, Inc.	Maryland
AFAM Merger, Inc.	Delaware
AFAM Acquisition, LLC	Kentucky

II. National Health Industries, Inc.	Kentucky
AFAM Acquisition Ohio, LLC	Kentucky
Almost Family PC of Ft. Lauderdale, LLC	Florida
Almost Family PC of Kentucky, LLC	Kentucky
Almost Family PC of SW Florida, LLC	Florida
Almost Family PC of West Palm, LLC	Florida
Caretenders Mobile Medical Services, LLC	Ohio
Caretenders of Birmingham, Inc.	Alabama
Caretenders of Cincinnati, Inc.	Kentucky
Caretenders of Cleveland, Inc.	Kentucky
Caretenders of Columbus, Inc.	Kentucky
Caretenders of Jacksonville, LLC	Florida
Caretenders of New Jersey, Inc.	Kentucky
Caretenders Visiting Services of Columbus, LLC	Ohio
Caretenders Visiting Services of Cook County, LLC	Illinois
Caretenders Visiting Services of District 6, LLC	Kentucky
Caretenders Visiting Services of District 7, LLC	Kentucky
Caretenders Visiting Services Employment Company, Inc.	Kentucky
Caretenders Visiting Services of Gainesville, LLC	Florida
Caretenders Visiting Services of Hernando County, LLC	Florida
Caretenders Visiting Services of Kentuckiana, LLC	Kentucky
Caretenders Visiting Services of Ocala, LLC	Florida
Caretenders Visiting Services of Orlando, LLC	Kentucky
Caretenders Visiting Services of Pinellas County, LLC	Florida
Caretenders Visiting Services of Southern Illinois, LLC	Illinois
Caretenders Visiting Services of St. Augustine, LLC	Florida
Caretenders Visiting Services of St. Louis, LLC	Missouri
Caretenders VNA of Ohio, LLC	Ohio
Caretenders VS of Boston, LLC	Massachusetts
Caretenders VS of Central KY, LLC	Kentucky
Caretenders VS of Lincoln Trail, LLC	Kentucky
Caretenders VS of Louisville, LLC	Kentucky
Caretenders VS of Northern KY, LLC	Kentucky
Caretenders VS of Ohio, LLC	Ohio
Caretenders VS of Western KY, LLC	Kentucky
Mederi Caretenders VS of Broward, LLC	Florida
Mederi Caretenders VS of SE FL, LLC	Florida
Mederi Caretenders VS of SW FL, LLC	Florida
Mederi Caretenders VS of Tampa, LLC	Florida
Princeton Home Health, LLC	Alabama

III. AFAM Acquisition, LLC	Kentucky
Patient Care, Inc.	Delaware
Patient Care Medical Services, Inc.	New Jersey
Patient Care New Jersey, Inc.	Delaware
Patient Care Pennsylvania, Inc.	Delaware
Priority Care, Inc.	Connecticut
Patient Care Connecticut, LLC	Connecticut